EXHIBIT 99

Public Service Enterprise Group 80 Park Plaza Newark, NJ 07102

CONTACTS
Investor Relations:	Media Relations:
Carlotta Chan	Marijke Shugrue
973-430-6565	973-430-5924
Carlotta.Chan@pseg.com	Marijke.Shugrue@pseg.com

PSEG ANNOUNCES 2020 FIRST QUARTER RESULTS

$0.88 PER SHARE OF NET INCOME

NON-GAAP OPERATING EARNINGS OF $1.03 PER SHARE

Re-Affirms Non-GAAP 2020 Operating Earnings Guidance of $3.30 - $3.50 Per Share

(May 4, 2020 – Newark, NJ) Public Service Enterprise Group (NYSE: PEG) reported Net Income for the first quarter of 2020 of $448 million, or $0.88 per share as compared to Net Income of $700 million, or $1.38 per share, in the first quarter of 2019. Non-GAAP Operating Earnings for the first quarter of 2020 were $520 million, or $1.03 per share, compared to non-GAAP Operating Earnings for the first quarter of 2019 of $547 million, or $1.08 per share. Non-GAAP results for the first quarter exclude items shown in Attachments 7 and 8.

“PSEG’s first and foremost responsibility has always been to provide safe and reliable delivery of electric and gas service to our 3.7 million customers in NJ and on Long Island,” said Ralph Izzo, chairman, president and chief executive officer. “These essential services have never been more important to our daily lives as most of us remain at home to stop the spread of the ongoing coronavirus (COVID-19) pandemic. Eight weeks ago, PSEG activated its pandemic response plan to enact new work practices, employee and customer safety protocols, and expand community outreach in light of the national emergency that began earlier this year. Our pandemic response plans were updated in 2019, and now are being extremely well executed by our dedicated workforce to maintain the high service quality our customers depend upon.”

“The safety of our employees and our customers has guided PSEG’s comprehensive response to COVID-19. We have updated our procedures to practice physical distancing and ensure proper personal protective equipment (PPE) is worn by all employees in the field and at our worksites. All of our employees who can work remotely are now doing so, including most of our customer service associates who have transitioned to home-based communications.”

“In this time of immense community hardship, we have pledged our support to New Jersey’s health-care professionals and first responders with donations of 50,000 N95 masks and 200,000 pairs of gloves to help replenish PPE resources for our front line heroes. The PSEG Foundation made a $2.5 million commitment to provide grants to regional food banks and health and social services organizations aimed at addressing and supporting those suffering from the medical, social and economic impacts of COVID-19.”

“Due to the temporary closure of most businesses, schools, and government buildings, the PSE&G service territory experienced a decline of approximately 5% to 7% in electric load from the end of March through April, and we anticipate this reduction may extend through the second quarter and possibly longer. The COVID-19 related reduction in demand appeared late in the quarter but added to the negative effects of the second warmest first quarter recorded in New Jersey. However, PSEG has managed through these challenges, continuing our investment program at PSE&G, providing New Jersey with zero carbon emission power from our nuclear facilities, and ensuring efficient cost management across our businesses.”

The following table provides a reconciliation of PSEG’s Net Income to non-GAAP Operating Earnings for the first quarter. See Attachments 7 and 8 for a complete list of items excluded from Net Income in the determination of non-GAAP Operating Earnings.

PSEG CONSOLIDATED RESULTS (unaudited)

First Quarter Comparative Results

2020 and 2019

	Income ($ millions)		Diluted Earnings Per Share
	2020	2019	2020	2019
Net Income	$448	$700	$0.88	$1.38
Reconciling Items	72	(153)	0.15	(0.30)

Non-GAAP Operating Earnings	$520	$547	$1.03	$1.08

		Avg. Shares	507M	507M

Ralph Izzo added, “We are re-affirming non-GAAP Operating Earnings guidance for full-year 2020 of $3.30 - $3.50 per share. This affirmation assumes normal weather and plant operations for the remainder of the year. The extremely mild weather in the quarter and the associated weakness in market demand, as well as impacts of COVID-19, will require maintaining solid operations and strong cost control at both PSE&G and PSEG Power, especially during the important third quarter cooling season. We remain committed to executing our five-year, $12 to $16 billion capital plan without the need to issue equity. We have also improved our net liquidity position, ending March with approximately $4 billion of available liquidity.”

“As we deal with the effects of COVID-19, PSEG continues to acknowledge the impact of climate change on our operations, our service territory and on our customers’ lives. We recently issued our inaugural Climate Report following the framework established by the Task Force on Climate-related Financial Disclosures (TCFD). The Climate Report also details our support for the preservation of nuclear generation, implementation of energy efficiency to curb greenhouse gas emissions, and advocacy for effective climate policies.”

“PSEG remains on track as we work to advance our regulatory and policy priorities in the coming months. PSE&G updated several of its Clean Energy Future (CEF) filings in April and the New Jersey Board of Public Utilities (BPU) has kept pace on their reviews of several key dockets concerning Energy Efficiency, Energy Cloud, and Electric Vehicles and Energy Storage. As we address new challenges the COVID-19 pandemic has placed on our operations, we remain focused on our long-term business strategy of building a sustainable, financially sound energy infrastructure company.”

The following table outlines PSEG’s expectations for non-GAAP Operating Earnings in 2020 by subsidiary:

2020 Non-GAAP Operating Earnings Guidance

($ millions, except EPS)

2020E
PSE&G	$1,310 - $1,370
PSEG Power	$345 - $435
PSEG Enterprise/Other	($5)

Non-GAAP Operating Earnings	$1,675 - $1,775

Non-GAAP Operating EPS	$3.30 - $3.50

E = Estimate

Results and Outlook by Operating Subsidiary

PSE&G

Public Service Electric & Gas

First Quarter 2020 and 2019 Comparative Results

($ millions, except EPS)

PSE&G	1Q 2020	1Q 2019	Q/Q Change
Net Income	$440	$403	$37
Earnings Per Share	$0.87	$0.79	$0.08

PSE&G reported Net Income of $440 million ($0.87 per share) for the first quarter of 2020 compared with Net Income of $403 million ($0.79 per share) for the first quarter of 2019.

PSE&G’s first quarter results were driven by revenue growth from ongoing capital investment programs which more than offset the impact of unfavorable winter weather on electric and gas demand. Growth in transmission rate base, which added $0.06 per share to first quarter net income, includes approximately $0.02 per share of items that will reverse over the second and third quarters of 2020 due to timing of expenses and 2019 true-ups.

Gas margin, which includes the recovery of investments made under the second phase of the Gas System Modernization Program (GSMP II), as well as higher weather-normalized gas sales margins, improved quarter-over-quarter Net Income comparisons by $0.04.

Winter weather, as measured by heating degree days, was 19% warmer than normal and 19% warmer than first-quarter 2019. The negative impact of unfavorable weather on gas margin quarter-over-quarter was largely offset by the gas weather-normalization clause. However, the decline in electric sales and revenue as a result of the large difference in weather reduced quarter-over-quarter earnings comparisons by $0.02 per share.

For the trailing 12-months ended March 31, weather-normalized electric and weather-normalized firm gas sales were each down by approximately 1%, led by declines in Commercial and

Industrial usage. Residential sales were flat with customer growth just below 1% offset by increases in energy efficiency and solar net metering.

PSE&G’s capital program remains on schedule. PSE&G invested approximately $0.6 billion in the first quarter as part of its planned 2020 capital investment program of $2.7 billion in infrastructure upgrades to its transmission and distribution facilities.

In March, PSE&G alerted residential customers and the New Jersey Board of Public Utilities (BPU) that it would temporarily suspend all non-safety related service shut-offs for non-payment. In April, PSE&G updated its CEF-Energy Cloud proposal to replace existing electric meters with smart meters, or AMI, under the BPU’s Infrastructure Investment Program and received a procedural schedule outlining key dates in the proceeding. The BPU has also set a procedural schedule for the CEF-Electric Vehicle and Energy Storage filing, with a similar calendar to CEF-Energy Cloud, both of which have evidentiary hearings scheduled near the end of 2020, absent an earlier settlement among the parties to the case.

PSE&G’s forecast of Net Income for 2020 is unchanged at $1,310 million - $1,370 million.

PSEG Power

First Quarter 2020 and 2019 Comparative Results

($ millions, except EPS)

PSEG Power	1Q 2020	1Q 2019	Q/Q Change
Net Income	$13	$296	$(283)
Earnings Per Share (EPS)	$0.02	$0.59	$(0.57)
Non-GAAP Operating Earnings	$85	$143	$(58)
Non-GAAP EPS	$0.17	$0.29	$(0.12)
Non-GAAP Adjusted EBITDA	$201	$304	$(103)

PSEG Power reported Net Income of $13 million ($0.02 per share) for the first quarter of 2020, non-GAAP Operating Earnings of $85 million ($0.17 per share), and non-GAAP Adjusted EBITDA of $201 million. A pre-tax write-down of $20 million to reflect a lower of cost or market adjustment to oil inventory was recognized in the first quarter of 2020 and excluded from the non-GAAP measures of Operating Earnings and Adjusted EBITDA.

PSEG Power’s first quarter results were negatively affected by extremely mild winter weather conditions compared to first quarter 2019. A scheduled decline in PJM capacity revenue reduced non-GAAP Operating Earnings comparisons by $0.11 per share compared with Q1 2019. The addition of ZECs to first-quarter results added $0.07 per share. Lower generation output for the quarter reduced comparisons by $0.01 per share. Re-contracting reduced results by $0.01 per share, reflecting an approximate $1 per MWh decline in the average hedge price versus the year-ago quarter. The weather-related decline in total gas send-out to commercial and industrial customers reduced results by $0.04 per share. Higher O&M expense from an unplanned outage at Salem Unit 1 lowered results by $0.01 per share. Higher interest expense lowered comparisons by $0.01 per share versus the year-ago quarter.

Total generation output declined by 6.5% to total 13.2 TWh, reflecting the sale of the Keystone and Conemaugh units last fall. PSEG Power’s CCGT fleet produced 5.1 TWh of output, up 16%, reflecting the addition of Bridgeport Harbor 5 which was placed into operation in June 2019. The nuclear fleet operated at a capacity factor of 94.9% for the first quarter, producing 8 TWh representing 61% of total generation. Higher output from Hope Creek and Salem Unit 2 partly offset a month-long repair outage at Salem unit 1, resulting in a 2% decrease in nuclear output for the quarter.

PSEG Power continues to forecast output for 2020 of 50 - 52 TWh. For the remainder of 2020 Power has hedged approximately 95% - 100% of production at an average price of $36 per MWh. For 2021, Power has hedged 55% - 60% of forecast production of 50 – 52 TWh at an average price of $35 per MWh. Power is also forecasting output for 2022 of 50 – 52 TWh. Approximately 25% - 30% of Power’s output in 2022 is hedged at an average price of $35 per MWh.

The forecast of PSEG Power’s non-GAAP Operating Earnings for 2020 remains unchanged at $345 million - $435 million as does our estimate of non-GAAP Adjusted EBITDA of $950 million - $1,050 million. Adjusted EBITDA for Q1 2020 includes expenses of $35 million related to the purchase of NJ tax credits as part of the 2019 NJ Technology Tax Benefit Transfer Program. The benefit from the program’s tax credits is included in the income tax expense line item and more than offsets the expenses incurred for the purchase. The net benefit for the quarter is $5 million. There were no similar tax credit transactions in Q1 2019.

PSEG Enterprise/Other

PSEG Enterprise/Other reported a Net Loss of $5 million, $(0.01) per share, for the first quarter of 2020 compared to Net Income of $1 million, $0.00 per share, for the first quarter of 2019. The Net Loss for the first quarter of 2020 reflects higher interest and tax expenses at the Parent, partially offset by ongoing contributions from PSEG Long Island.

For 2020, the forecast for PSEG Enterprise/Other remains unchanged at a Net Loss of $5 million.

###

Public Service Enterprise Group Inc. (PSEG) (NYSE: PEG) is a publicly traded diversified energy company with approximately 13,000 employees. Headquartered in Newark, N.J., PSEG’s principal operating subsidiaries are: Public Service Electric and Gas Co. (PSE&G), PSEG Power and PSEG Long Island. PSEG is a Fortune 500 company included in the S&P 500 Index and has been named to the Dow Jones Sustainability Index for North America for 12 consecutive years (https://corporate.pseg.com).

Non-GAAP Financial Measures

Management uses non-GAAP Operating Earnings in its internal analysis, and in communications with investors and analysts, as a consistent measure for comparing PSEG’s financial performance to previous financial results. Non-GAAP Operating Earnings exclude the impact of returns (losses) associated with the Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting and material one-time items such as the revaluation of deferred tax liabilities.

Management believes the presentation of non-GAAP Adjusted EBITDA for PSEG Power is useful to investors and other users of our financial statements in evaluating operating performance because it provides them with an additional tool to compare business performance across companies and across periods. Management also believes that non-GAAP Adjusted EBITDA is widely used by investors to measure operating performance without regard to items such as income tax expense, interest expense and depreciation and amortization, which can vary substantially from company to company depending upon, among other things, the book value of assets, capital structure and whether assets were constructed or acquired. Non-GAAP Adjusted EBITDA also allows investors and other users to assess the underlying financial performance of our fleet before management’s decision to deploy capital. Non-GAAP Adjusted EBITDA excludes the same items as our non-GAAP Operating Earnings measure as well as income tax expense, interest expense and depreciation and amortization.

See Attachments 7 and 8 for a complete list of items excluded from Net Income in the determination of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA. The presentation of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA is intended to complement, and should not be considered an alternative to the presentation of Net Income, which is an indicator of financial performance determined in accordance with GAAP. In addition, non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA as presented in this release may not be comparable to similarly titled measures used by other companies.

Due to the forward looking nature of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA guidance, PSEG is unable to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measure. Management is unable to project certain reconciling items, in particular MTM and NDT gains (losses), for future periods due to market volatility.

Forward-Looking Statements

Certain of the matters discussed in this release about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in filings we make with the United States Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not limited to:

•	fluctuations in wholesale power and natural gas markets, including the potential impacts on the economic viability of our generation units;

•	our ability to obtain adequate fuel supply;

•	market risks impacting the operation of our generating stations;

•	increases in competition in wholesale energy and capacity markets;

•	changes in technology related to energy generation, distribution and consumption and customer usage patterns;

•	economic downturns;

•	third-party credit risk relating to our sale of generation output and purchase of fuel;

•	adverse performance of our nuclear decommissioning and defined benefit plan trust fund investments and changes in funding requirements;

•	the impact of changes in state and federal legislation and regulations on our business, including PSE&G’s ability to recover costs and earn returns on authorized investments;

•	PSE&G’s proposed investment programs may not be fully approved by regulators and its capital investment may be lower than planned;

•

the impact on our New Jersey nuclear plants if such plants are not awarded Zero Emission Certificates (ZEC) in future periods, there is an adverse change in the amount of future ZEC payments, the ZEC program is overturned or modified through legal proceedings or if adverse changes are made to the capacity market construct;

•	adverse changes in energy industry laws, policies and regulations, including market structures and transmission planning;

•	the impact of state and federal actions aimed at combating climate change on our natural gas assets;

•

risks associated with our ownership and operation of nuclear facilities, including regulatory risks, such as compliance with the Atomic Energy Act and trade control, environmental and other regulations, as well as financial, environmental and health and safety risks;

•	changes in federal and state environmental regulations and enforcement;

•	delays in receipt of, or an inability to receive, necessary licenses and permits;

•	the impact of any future rate proceedings;

•	adverse outcomes of any legal, regulatory or other proceeding, settlement, investigation or claim applicable to us and/or the energy industry;

•	changes in tax laws and regulations;

•	the impact of our holding company structure on our ability to meet our corporate funding needs, service debt and pay dividends;

•	lack of growth or slower growth in the number of customers or changes in customer demand;

•	any inability of PSEG Power to meet its commitments under forward sale obligations;

•	reliance on transmission facilities that we do not own or control and the impact on our ability to maintain adequate transmission capacity;

•	any inability to successfully develop, obtain regulatory approval for, or construct generation, transmission and distribution projects;

•

any equipment failures, accidents, severe weather events or other incidents, including pandemics such as the ongoing coronavirus pandemic, that may impact our ability to provide safe and reliable service to our customers;

•	our inability to exercise control over the operations of generation facilities in which we do not maintain a controlling interest;

•	any inability to recover the carrying amount of our long-lived assets and leveraged leases;

•	any inability to maintain sufficient liquidity;

•	any inability to realize anticipated tax benefits or retain tax credits;

•	challenges associated with recruitment and/or retention of key executives and a qualified workforce;

•	the impact of our covenants in our debt instruments on our operations;

•	the impact of the ongoing coronavirus pandemic; and

•	the impact of acts of war, terrorism, cybersecurity attacks or intrusions.

All of the forward-looking statements made in this release are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this release apply only as of the date of this release. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws.

The forward-looking statements contained in this release are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

From time to time, PSEG, PSE&G and PSEG Power release important information via postings on their corporate website at https://investor.pseg.com. Investors and other interested parties are encouraged to visit the corporate website to review new postings. The “Email Alerts” link at https://investor.pseg.com may be used to enroll to receive automatic email alerts regarding new postings.

Attachment 1

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Three Months Ended March 31, 2020
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$2,781	$(322)	$1,883	$1,220
OPERATING EXPENSES
Energy Costs	906	(478)	708	676
Operation and Maintenance	754	127	386	241
Depreciation and Amortization	324	8	222	94

Total Operating Expenses	1,984	(343)	1,316	1,011
OPERATING INCOME	797	21	567	209
Income from Equity Method Investments	3	—	—	3
Net Gains (Losses) on Trust Investments	(221)	(1)	—	(220)
Other Income (Deductions)	4	—	27	(23)
Net Non-Operating Pension and OPEB Credits (Costs)	62	3	51	8
Interest Expense	(153)	(23)	(96)	(34)

INCOME (LOSS) BEFORE INCOME TAXES	492	—	549	(57)
Income Tax Benefit (Expense)	(44)	(5)	(109)	70

NET INCOME (LOSS)	$448	$(5)	$440	$13

Reconciling Items Excluded from Net Income (Loss) (b)	72	—	—	72

OPERATING EARNINGS (non-GAAP)	$520	$(5)	$440	$85

Earnings Per Share
NET INCOME (LOSS)	$0.88	$(0.01)	$0.87	$0.02

Reconciling Items Excluded from Net Income (Loss) (b)	0.15	—	—	0.15

OPERATING EARNINGS (non-GAAP)	$1.03	$(0.01)	$0.87	$0.17

	Three Months Ended March 31, 2019
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$2,980	$(468)	$2,032	$1,416
OPERATING EXPENSES
Energy Costs	1,124	(609)	947	786
Operation and Maintenance	756	113	408	235
Depreciation and Amortization	314	8	212	94

Total Operating Expenses	2,194	(488)	1,567	1,115

OPERATING INCOME	786	20	465	301
Income from Equity Method Investments	2	—	—	2
Net Gains (Losses) on Trust Investments	128	1	1	126
Other Income (Deductions)	33	1	19	13
Net Non-Operating Pension and OPEB Credits (Costs)	33	—	30	3
Interest Expense	(133)	(21)	(87)	(25)

INCOME BEFORE INCOME TAXES	849	1	428	420
Income Tax Expense	(149)	—	(25)	(124)

NET INCOME	$700	$1	$403	$296

Reconciling Items Excluded from Net Income (b)	(153)	—	—	(153)

OPERATING EARNINGS (non-GAAP)	$547	$1	$403	$143

Earnings Per Share
NET INCOME	$1.38	$—	$0.79	$0.59

Reconciling Items Excluded from Net Income(b)	(0.30)	—	—	(0.30)

OPERATING EARNINGS (non-GAAP)	$1.08	$—	$0.79	$0.29

(a)	Includes activities at Energy Holdings, PSEG Long Island and the Parent as well as intercompany eliminations.
(b)	See Attachments 7 and 8 for details of items excluded from Net Income to compute Operating Earnings (non-GAAP).

Attachment 2

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Capitalization Schedule

(Unaudited, $ millions)

	March 31, 2020	December 31, 2019
DEBT
Commercial Paper and Loans	$1,062	$1,115
Long-Term Debt*	15,705	15,108

Total Debt	16,767	16,223

STOCKHOLDERS’ EQUITY
Common Stock	4,994	5,003
Treasury Stock	(868)	(831)
Retained Earnings	11,604	11,406
Accumulated Other Comprehensive Loss	(481)	(489)

Total Stockholders’ Equity	15,249	15,089

Total Capitalization	$32,016	$31,312

*	Includes current portion of Long-Term Debt

Attachment 3

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, $ millions)

	Three Months Ended March 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$448	$700
Adjustments to Reconcile Net Income to Net Cash Flows From Operating Activities	705	518

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	1,153	1,218

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(724)	(816)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	237	(505)

Net Change in Cash, Cash Equivalents and Restricted Cash	666	(103)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	176	199

Cash, Cash Equivalents and Restricted Cash at End of Period	$842	$96

3

Attachment 4

PUBLIC SERVICE ELECTRIC & GAS COMPANY

Retail Sales

(Unaudited)

March 31, 2020

Electric Sales

	Three Months	Change vs.
Sales (millions kWh)	Ended	2019
Residential	2,877	(7%)
Commercial & Industrial	6,464	(4%)
Other	99	2%

Total	9,440	(5%)

Gas Sold and Transported

Sales (millions therms)*	Three Months Ended	Change vs. 2019
Firm Sales
Residential Sales	627	(17%)
Commercial & Industrial	412	(18%)

Total Firm Sales	1,039	(17%)

Non-Firm Sales
Commercial & Industrial	193	(44%)

Total Non-Firm Sales	193

Total Sales	1,232	(23%)

*	CSG rate included in non-firm sales

Weather Data
Degree Days - Actual	2,077	(19%)
Degree Days - Normal	2,552

Attachment 5

PSEG POWER LLC

Generation Measures(1)

(Unaudited)

	GWhr Breakdown Three Months Ended March 31,
	2020	2019
Nuclear - NJ	5,102	5,309
Nuclear - PA	2,933	2,907

Total Nuclear	8,035	8,216
Fossil - Natural Gas - NJ	1,981	2,496
Fossil - Natural Gas - NY	1,023	909
Fossil - Natural Gas - MD	1,194	1,048
Fossil - Natural Gas - CT	952	(6)

Total Natural Gas(2)	5,150	4,447
Fossil - Coal	(7)	1,431

	13,178	14,094

	% Generation by Fuel Type Three Months Ended March 31,
	2020	2019
Nuclear - NJ	39%	38%
Nuclear - PA	22%	20%

Total Nuclear	61%	58%
Fossil - Natural Gas - NJ	15%	18%
Fossil - Natural Gas - NY	8%	7%
Fossil - Natural Gas - MD	9%	7%
Fossil - Natural Gas - CT	7%	0%

Total Natural Gas(2)	39%	32%
Fossil - Coal	0%	10%

	100%	100%

(1)	Excludes Solar, Kalaeloa and pumped storage.
(2)	Includes several units that are dual fuel for oil.

Attachment 6

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Statistical Measures

(Unaudited)

	Three Months Ended March 31,
	2020	2019
Weighted Average Common Shares Outstanding (millions)
Basic	504	504
Diluted	507	507
Stock Price at End of Period	$44.91	$59.41
Dividends Paid per Share of Common Stock	$0.49	$0.47
Dividend Yield	4.4%	3.2%
Book Value per Common Share	$30.28	$29.41
Market Price as a Percent of Book Value	148%	202%

Attachment 7

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidated Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended March 31,
	2020	2019
	($ millions, Unaudited)
Net Income	$448	$700
(Gain) Loss on Nuclear Decommissioning Trust (NDT) Fund Related Activity, pre-tax (PSEG Power)	219	(127)
(Gain) Loss on Mark-to-Market (MTM), pre-tax (a) (PSEG Power)	(107)	(106)
Oil Lower of Cost or Market (LOCOM) adjustment, pre-tax (PSEG Power)	20	—
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	(60)	80

Operating Earnings (non-GAAP)	$520	$547

PSEG Fully Diluted Average Shares Outstanding (in millions)	507	507

	($ Per Share Impact -Diluted, Unaudited)
Net Income	$0.88	$1.38
(Gain) Loss on NDT Fund Related Activity, pre-tax (PSEG Power)	0.44	(0.25)
(Gain) Loss on MTM, pre-tax (a) (PSEG Power)	(0.21)	(0.21)
Oil LOCOM adjustment, pre-tax (PSEG Power)	0.04	—
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	(0.12)	0.16

Operating Earnings (non-GAAP)	$1.03	$1.08

(a)	Includes the financial impact from positions with forward delivery months.
(b)	Income tax effect calculated at the statutory rate except for NDT related activity which is calculated at the statutory rate plus a 20% tax on income (losses) from qualified NDT funds.

Attachment 8

PSEG Power Operating Earnings (non-GAAP) and Adjusted EBITDA (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended March 31,
	2020	2019
	($ millions, Unaudited)
Net Income	$13	$296
(Gain) Loss on NDT Fund Related Activity, pre-tax	219	(127)
(Gain) Loss on MTM, pre-tax (a)	(107)	(106)
Oil LOCOM adjustment, pre-tax	20	—
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	(60)	80

Operating Earnings (non-GAAP)	$85	$143
Depreciation and Amortization, pre-tax (c)	93	93
Interest Expense, pre-tax (c) (d)	33	24
Income Taxes (c)	(10)	44

Adjusted EBITDA (non-GAAP)	$201	$304

PSEG Fully Diluted Average Shares Outstanding (in millions)	507	507

(a)	Includes the financial impact from positions with forward delivery months.
(b)	Income tax effect calculated at the statutory rate except for NDT related activity which is calculated at the statutory rate plus a 20% tax on income (losses) from qualified NDT funds.
(c)	Excludes amounts related to Operating Earnings (non-GAAP) reconciling items.
(d)	Net of capitalized interest.